Exhibit 12

SCHEDULE OF TRANSACTIONS

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Weighted-Average Price Per Share
Master Fund	7/8/22	Sale	34,746	$15.6219 (1)
Master Fund	7/11/22	Sale	31,610	$15.3820 (2)
Master Fund	7/12/22	Sale	39,625	$15.1187 (3)
Master Fund	7/13/22	Sale	100,000	$14.6636 (4)
Master Fund	7/14/22	Sale	100,000	$14.1185 (5)
Master Fund	7/15/22	Sale	100,000	$14.6685 (6)
Master Fund	7/18/22	Sale	100,000	$15.0973 (7)
Master Fund	7/19/22	Sale	100,000	$15.2207 (8)
Master Fund	7/20/22	Sale	100,000	$15.3989 (9)
Master Fund	7/21/22	Sale	90,000	$14.9178 (10)

1.
This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.41 to $15.92, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnotes 1 through 10 herein.

2.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.20 to $15.57, inclusive.
3.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.96 to $15.35, inclusive.
4.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.43 to $15.25, inclusive.
5.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.73 to $14.49, inclusive.
6.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.50 to $14.98, inclusive.
7.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.83 to $15.41, inclusive.
8.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.89 to $15.45, inclusive.
9.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.90 to $15.84, inclusive.
10.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.66 to $15.55, inclusive.